FEE INFORMATION FOR SERVICES AS

                  PLAN, TRANSFER AND DIVIDEND DISBURSING AGENT

                                 THE ARBOR FUND

                            THE HANCOCK HORIZON FUNDS

Effective September 1, 2003, the Hancock Horizon Funds shall pay an annual fee of $20,000 or the first 10 CUSIPs and $17,500 on all remaining CUSIPs. This fee is payable on a monthly basis.

Out-of-Pocket Expenses

Out-of-Pocket expenses will be billed to, and payable by, the Fund as incurred and include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, telephone, records retention, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.

THE ARBOR FUND                          HANCOCK BANK AND TRUST

By  /s/ William E. Zitelli              By  /s/ illegible signature
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Title  VP                               Title EVP
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Date  9/12/03                           Date 9/15/03
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